Exhibit 10.1

Attn: Alan Williams
Address: 306 Morning Canyon Road
Corona Del Mar, CA. 92625

Re: VillageEDOCS, Inc. [VEDO]

Mr. Williams:

This letter, once fully executed and delivered, constitutes an agreement (the “Agreement”) of Alan Williams (the “Purchaser”) to purchase from Barron Partners, LP (“Seller”), and of Seller to sell to the Purchaser, the securities indicated in Section 1 below of VillageEDOCS, Inc., Inc. [VEDO] a Delaware corporation (the “Company”) presently owned of record and beneficially by Seller.

The terms and conditions of this Agreement are as follows:

1.

Sale of the Company’s Series A Preferred Stock Shares and Common Stock Shares (the “Shares”):  For a total consideration of Two Hundred and Ten Thousand Dollars ($210,000.00) (the “Purchase Price”), Seller agrees to sell, and Purchaser agrees to purchase:

•	33,500,000 shares of Series A Preferred Stock
•	4,721,682 Common Stock shares

a.

Upon receipt of the executed agreement the Seller will transfer overnight the stock certificates representing the Shares to the Company, Attn: Mason Conner via overnight courier. Upon confirmation by the Company of receipt of the stock certificates representing the Shares, the Purchaser will remit the Purchase Price to the following wiring instructions:

Bank Name:	The Bank of New York

Bank Address:	1 Wall Street, New York, NY 10286

ABA Number:	021 000 018

Beneficiary:	Pershing LLC

Beneficiary A/C:	890 051238 5

Ultimate beneficiary:	Barron Partners LP

Ultimate A/C:	217-145556

2.	Purchaser severally represents and warrants to Seller as follows:
a.	Purchaser has the full power and authority to enter into this Agreement and to carry out its obligations hereunder.
b.	This Agreement has been duly executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.
c.

The Purchaser is buying the Shares solely for its own account, for investment and not with a view to resale in connection with a distribution thereof.  The Purchaser is aware that the Shares may only be transferred or sold pursuant to an effective registration statement under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Act”), or any applicable state securities law. Purchaser acknowledges that it may be required to hold the Shares and the common stock shares underlying the Shares for at least six months from the date of purchase and that it may be required to comply with the volume limitation and other provisions of Rule 144 promulgated under the Act with respect to any sale of the common stock shares underlying the Shares.

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d.

No Short Selling. The Purchaser represents and warrants to the Seller that at no time prior to the date of this Agreement has any of the Purchaser, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock. In addition, the Buyer represents and warrants to the Seller that for a period of one year after the date of this agreement, neither the Buyer, nor its agents, representatives or affiliates will engage in or effect, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the Securities Exchange Ac t of 1934, as amended (the "1934 Act")) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

e.	Purchaser agrees to hold harmless Seller from any losses Purchaser may sustain from buying the Shares.
f.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or violate any law, regulation, court order, judgment or decree applicable to Purchaser or any agreement to which Purchaser is a party, or, in the case of any such law, regulation, court order, judgment, decree or agreement, by which the property of Purchaser is bound or affected.

g.

The Purchaser is a either a 1) corporation, partnership or limited liability company that is a Qualified Institutional Buyer (QIB), acting for its own account or for the account of other QIBs, that in the aggregate owns and invests on a discretionary basis at least $100 Million in securities of issuers that are not its affiliates or 2) an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933.

h.	The Purchaser has a net worth and income such that the loss of his, her or its entire investment in the Shares will not adversely affect the Purchaser’s financial condition, business or lifestyle.
i.	The Purchaser has such knowledge, business and investment experience that Purchaser is fully capable of understanding the merits and risks associated with an investment in the Shares.
j.

The Purchaser has reviewed the information concerning the Company presented in its periodic reports and statements filed with the U.S. Securities and Exchange Commission and on its website as well as its recent press releases. The Purchaser has been allowed an opportunity to ask questions of the Seller regarding the Company and the Company’s business, properties, management, financial condition and prospects and receive answers thereto, and to verify and clarify the information relating to the Company; and accordingly it is familiar with the business, properties, management, financial condition and prospects of the Company.  The Purchaser understands that Seller is not responsible for Company information included in the Company’s registration statement, preliminary prospectus, periodic reports, website or press releases.  Purchaser is relying solely on published or other written information in making its decision to purchase the Shares.  Furthermore, the Purchaser agrees and acknowledges that while the factual information provided to the Purchaser by Seller regarding the Company is currently believed by the Seller to be accurate in all material respects, the Seller cannot and does not provide any guarantee, assurance, representation or warranty that such information is in fact accurate, as the only sources of such information are publicly available information, the Company and its representatives, over which the Seller has no control or knowledge.

k.	The representations made in this Agreement by Purchaser are deemed to be remade as of the Closing.

PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.

3.	Seller represents and warrants to the Purchaser as follows:
a.	Seller has the full power and authority to enter into this Agreement and to carry out its obligations hereunder.

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b.

Seller is the beneficial and record owner of the Shares and has good and marketable (except for applicable securities law restrictions) title to the Shares, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature.

c.	This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
d.	Seller represents that Seller is not an officer, director, insider or affiliate of Company.
e.	The representations made in this Agreement by Seller are deemed to be remade as of the Closing.

4.	Each of Purchaser and Seller agree as follows:
a.

Seller shall hold Purchaser harmless for any commission and/or fees agreed to be paid by Seller to any broker, finder or other person or entity acting or purporting to act in a similar capacity and Purchaser shall hold Seller harmless for any commission and/or fees agreed to be paid by Purchaser to any broker, finder or other person or entity acting or purporting to act in a similar capacity.

b.

To furnish to the other such additional information regarding themselves and the Company as the other shall reasonably request prior to closing and which may be obtained without any unreasonable hardship or expense in connection with the consummation of the transactions contemplated in this Agreement.

c.	To do all things reasonably necessary or convenient before or after the closing, and without further consideration, to consummate the transactions contemplated herein.

5.

The Purchaser agrees to indemnify, defend and hold harmless Seller  against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach by such Purchaser of any of the representations, warranties, covenants or agreements of such Purchaser contained in this Agreement.

6.

Seller agrees to indemnify, defend and hold harmless the Purchaser against and in respect of any loss, damage, deficiency, cost or expense (including without limitation  reasonable attorneys’ fees) resulting from any breach by Seller of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement.

7.

Jurisdiction and Venue; Choice of Law; Waiver of Jury Trial; Attorneys Fees: The sole and exclusive jurisdiction and venue  for any action or proceeding arising from or relating to this Agreement shall be the federal and state courts located in the City and County of New York, State of New York, and all parties hereto consent to the jurisdiction of such courts.  This Agreement shall be deemed to have been executed and delivered within the State of New York, and any disputes arising from or relating to this Agreement shall be governed by the laws of the State of New York.  All parties hereto agree that they irrevocably waive their right to a trial by jury in any action or proceeding arising from or relating to this Agreement.  If any action or proceeding is brought by any party arising from or relating to this Agreement or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party substantially prevails on all the issues in dispute. All questions as to the interpretation and effect of this Agreement shall be determined under the laws of the State of New York.

8.	The representations and warranties contained herein shall survive the closing date for a period of one year except for Section 3 (b) which will last indefinitely.

9.

All notices to be given under this Agreement shall be sent by certified mail, return receipt requested, postage prepaid or by personal delivery (by commercial courier or otherwise) in either case to the address of the party appearing on the signature pages to this Agreement, or by telecopy.  Notices sent by mail shall be deemed delivered on the second business day following deposit in the U.S. mail.  Notice personally delivered or by telecopy shall be deemed delivered upon the business day of receipt at the office of the addressee.

10.

This Letter Agreement may be executed by facsimile or scanned document via email in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same Letter Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Letter Agreement is executed the day and year first above written.

SIGNATORY FOR THE PURCHASER

The undersigned, as of this 7day of December , 2009, executes and delivers this Agreement on behalf of Purchaser:

BY:	/s/ C. Alan Williams

Title:	Owner

PURCHASER ENTITY:
Name Shares should be registered to: Alan Williams
Address: 306 Morning Canyon Road
City, State Zip: Corona Del Mar, CA. 92625
Tax ID/ S.S.#_____________________

SELLER:

Agreed to and accepted as of this 8th day of December, 2009

Barron Partners LP

/s/ Andrew Barron Worden

BY:

Title: Managing Partner

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